Exhibit 99.906CERT

CERTIFICATIONS PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002

David G. Booth, Principal Executive Officer, and Michael T. Scardina, Principal Accounting Officer, of DFA Investment Dimensions Group Inc., a Maryland corporation (the “Registrant”), each certify that:

1.                                       The Registrant’s periodic report on Form N-CSR for the period ended May 31, 2006 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, as applicable; and

2.                                       The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By:	/s/David G. Booth
David G. Booth
Principal Executive Officer
DFA Investment Dimensions Group Inc.

Date: August 3, 2006

By:	/s/Michael T. Scardina
Michael T. Scardina
Principal Accounting Officer
DFA Investment Dimensions Group Inc.

Date: August 3, 2006